Exhibit 99.1

Contacts:	Kristin Southey
SVP, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
SVP, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES SIGNIFICANTLY BETTER-THAN-EXPECTED

FIRST QUARTER CY 2010 FINANCIAL RESULTS

- First Quarter Net Revenues and EPS Ahead of Prior Outlook -

- Company Increases CY 2010 EPS Outlook -

Santa Monica, CA — May 6, 2010 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter 2010.

For the quarter ended March 31, 2010, Activision Blizzard’s GAAP net revenues were $1.3 billion, and its non-GAAP net revenues were $714 million.

For the quarter ended March 31, 2010, Activision Blizzard’s reported GAAP earnings per diluted share were $0.30, and the company’s non-GAAP earnings per diluted share were $0.09.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “Our better-than-expected first quarter performance was driven by strong global consumer demand for Activision’s Call of Duty® and Blizzard Entertainment’s World of Warcraft®. Activision’s Call of Duty: Modern Warfare® 2 was the #1 title overall in the U.S. and Europe for the quarter, which illustrates the continued momentum of our catalogue.  Additionally, during the quarter, Activision launched DreamWorks’ How To Train Your Dragon™ and the Call of Duty: Modern Warfare 2 Stimulus Package, which shattered Xbox LIVE® records with more than one million packages downloaded in the first 24 hours.”

Activision Blizzard Announced Q1 2010 Financial Results

Kotick continued, “Throughout the remainder of the year, we plan to release our strongest video game lineup ever based on some of the industry’s highest quality, profitable franchises.  We expect to deliver record calendar year non-GAAP net earnings and expanded non-GAAP operating margins. In addition, we continue to strengthen our franchise portfolio and development resources for the future.  Our high-quality brands, industry leading operational capabilities and solid balance sheet should enable us to take full advantage of the opportunities afforded by the expanding interactive entertainment market and allow us to deliver continued superior returns to our shareholders.

“As of March 31, 2010, we have delivered compound shareholder returns of 28% compared to the S & P average of -2% over a ten-year period. We continue to find ways to add profitable franchises that allow us to increase our operating margins. In this regard we recently announced a ten-year alliance with Bungie, one of the premier studios in our industry.  This relationship will allow Activision to broaden its product portfolio with exciting new games and underscores our commitment to partnering with the best creative talent in the industry,” Kotick added.

Business Highlights

For the quarter ended March 31, 2010, according to The NPD Group, Charttrack and Gfk, in the U.S. and Europe, Activision’s Call of Duty was the #1 third-party franchise, and Call of Duty: Modern Warfare 2 became the #1 best-selling third-party video game of all time.  Additionally, in the U.S., Activision Blizzard was the #1 third-party publisher for the Nintendo Wii™ and Nintendo DS ™, according to The NPD Group.

Other business highlights are as follows:

•                 For the quarter, in the U.S., Activision’s Band Hero™  and Cabela’s Big Game Hunter 2010 were top-10 titles on the Nintendo Wii, according to The NPD Group.

•                  Activision’s Call of Duty: Modern Warfare 2 and Blizzard Entertainment’s World of Warcraft: Wrath of the Lich King® were top-10 U.S. PC titles for the quarter, according to The NPD Group.

•                  On February 10, 2010, Activision Blizzard announced that its Board of Directors had authorized a stock repurchase program under which the company can repurchase up to $1 billion of the company’s stock.  As of March 31, 2010, the company had purchased $92 million, or approximately 8.5 million shares, of common stock at an average price of $10.84 per share under this program.

•                  On April 2, 2010, Activision Blizzard paid a cash dividend of $0.15 per common share to shareholders of record at the close of business of February 22, 2010.

•                  On March 2, 2010, Activision Publishing announced the formation of a new business unit dedicated to the Call of Duty franchise that is expected to further the brand as the leading action entertainment franchise in new geographies and with new margin expanding digital business models.  Additionally, the company announced that it expects to release a new Call of Duty game in 2011.  The new business unit is being headed by Philip Earl, who previously was responsible for Activision Publishing’s Asia Pacific region and has held senior executive positions with Procter & Gamble and Nestle.

•                  On April 29, 2010, Bungie, the developer of  blockbuster game franchises including Halo, Myth and Marathon, and Activision announced an exclusive 10-year alliance to bring Bungie’s next big action game universe to market.

•                  On May 3, 2010, Blizzard Entertainment announced that its highly anticipated real-time strategy game, StarCraft® II: Wings of Liberty™, will arrive in stores throughout the United States, Canada, Europe, South Korea, Australia, New Zealand, Russia, Mexico, Singapore, Indonesia, Malaysia, Thailand, the Philippines, and the regions of Taiwan, Hong Kong, and Macau starting on July 27, 2010.

During the quarter, Activision Blizzard announced two key appointments — Mike Griffith as Vice Chairman of Activision Blizzard and Thomas Tippl as Chief Operating Officer of Activision Blizzard.

Company Outlook

For the second quarter of calendar year 2010, Activision Publishing expects to release four exciting games — its new racing title Blur™, which delivers a fun and accessible experience; Shrek Forever After™, which is based on DreamWorks Animation’s upcoming feature film; an original Transformers game, Transformers™: War For Cybertron, and Singularity™.

Activision Blizzard’s outlook is subject to significant risks and uncertainties including declines in demand for its products, competition, litigation and associated costs, fluctuations in foreign exchange and tax rates, counterparty risks relating to customers, licensees, licensors and manufacturers and risks relating to the ongoing ability of Blizzard Entertainment’s licensee, NetEase.com, Inc., to operate World of Warcraft in China on a paying basis without interruption.

The company’s outlook is also based on assumptions about sell through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

For calendar year 2010, Activision Blizzard still expects GAAP net revenues of $4.2 billion and non-GAAP net revenues of $4.4 billion, which were provided on February 10, 2010.

The company is increasing its calendar year GAAP earnings per diluted share outlook to $0.49, as compared with its prior GAAP earnings per diluted share outlook of $0.47,  which was provided on February 10, 2010.   On a non-GAAP basis, the company now expects earnings per diluted share of $0.72, as compared to its prior non-GAAP earnings per diluted share outlook of $0.70, provided on February 10, 2010.

For the second quarter 2010, Activision Blizzard expects GAAP net revenues of $925 million, and GAAP earnings per diluted share of $0.11. On a non-GAAP basis, the company expects net revenues of $700 million and $0.04 earnings per diluted share for the second quarter.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2010 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-401-4669 in the U.S.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, South Korea, China, and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any further difficulties related to World of Warcraft in China, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms, declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products,  adoption rate and availability of new hardware (including peripherals) and related software, industry competition including from used games and other forms of entertainment, litigation risks and associated costs, rapid changes in technology, industry standards, business models including online and used games, and consumer preferences including interest in specific genres such as music, first-person action and massively multiplayer online games, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other  factors  identified in the risk factors sections of Activision Blizzard’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three months ended March 31,
	2010	2009

Net revenues:
Product sales	$986	$690
Subscription, licensing and other revenues	322	291

Total net revenues	1,308	981

Costs and expenses:
Cost of sales - product costs	337	296
Cost of sales - software royalties and amortization	99	72
Cost of sales - intellectual property licenses	43	64
Cost of sales - massively multi-player online role playing game (“MMORPG”)	54	52
Product development	143	117
Sales and marketing	56	83
General and administrative	65	103
Restructuring	—	15

Total costs and expenses	797	802
Operating income	511	179
Investment and other income, net	—	10
Income before income tax expense	511	189
Income tax expense	130	—
Net income	$381	$189

Basic earnings per common share	$0.30	$0.14
Weighted average common shares outstanding	1,248	1,308

Diluted earnings per common share	$0.30	$0.14
Weighted average common shares outstanding assuming dilution	1,264	1,359

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,695	$2,768
Short-term investments	647	477
Accounts receivable, net	134	739
Inventories	194	241
Software development	217	224
Intellectual property licenses	40	55
Deferred income taxes, net	395	498
Other current assets	164	327
Total current assets	4,486	5,329
Long-term investments	23	23
Software development	4	10
Intellectual property licenses	29	28
Property and equipment, net	131	138
Other assets	11	9
Intangible assets, net	599	618
Trademark and trade names	433	433
Goodwill	7,150	7,154
Total assets	$12,866	$13,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147	$302
Deferred revenues	772	1,426
Accrued expenses and other liabilities	623	779
Total current liabilities	1,542	2,507
Deferred income taxes, net	254	270
Other liabilities	202	209
Total liabilities	1,998	2,986

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,234	12,376
Treasury stock	(1,342)	(1,235)
Retained earnings (accumulated deficit)	20	(361)
Accumulated other comprehensive loss	(44)	(24)
Total shareholders’ equity	10,868	10,756
Total liabilities and shareholders’ equity	$12,866	$13,742

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended March 31, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,308	$337	$99	$43	$54	$143	$56	$65	$797
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(594)	(133)	(37)	(14)	—	—	—	—	(184)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(29)	—	—	(4)	(2)	(9)	(44)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	(1)	(4)	(12)	—	—	—	—	(17)
Non-GAAP Measurement		$714	$203	$29	$17	$54	$139	$54	$53	$549

Three months ended March 31, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$511	$381	$0.30	$0.30
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(410)	(308)	(0.24)	(0.24)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	44	30	0.02	0.02
Less: Restructuring (included in general and administrative)	(c)	3	2	0.00	0.00
Less: Amortization of intangible assets	(d)	17	11	0.01	0.01
Non-GAAP Measurement		$165	$116	$0.09	$0.09

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games. Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

Three months ended March 31, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$981	$296	$72	$64	$52	$117	$83	$103	$15	$802
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(256)	(57)	(23)	(9)	—	—	—	—	—	(89)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(4)	—	—	(9)	(3)	(12)	—	(28)
Less: Results of Activision Blizzard's non-core exit operations	(c)	(1)	—	—	—	—	3	(2)	(6)	—	(5)
Less: Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(14)	(15)	(29)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(1)	(17)	(27)	—	—	—	(1)	—	(46)
Non-GAAP Measurement		$724	$238	$28	$28	$52	$111	$78	$70	$—	$605

Three months ended March 31, 2009		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$179	$189	$0.14	$0.14
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(167)	(134)	(0.09)	(0.09)
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	28	17	0.01	0.01
Less: Results of Activision Blizzard's non-core exit operations	(c)	4	3	0.00	0.00
Less: Costs related to the Business Combination, integration and restructuring	(d)	29	17	0.01	0.01
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	46	19	0.01	0.01
Non-GAAP Measurement		$119	$111	$0.08	$0.08

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

(d) Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	March 31, 2010		March 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$306	24%	$314	32%	$(8)	(3)%
PC and other	53	4	46	5	7	15
Sony PlayStation 3	304	23	131	13	173	132
Sony PlayStation 2	15	1	40	4	(25)	(63)
Microsoft Xbox 360	384	29	198	20	186	94
Nintendo Wii	136	11	134	14	2	1
Total console	839	64	503	51	336	67
Sony PlayStation Portable	5	—	6	—	(1)	(17)
Nintendo Dual Screen	34	3	26	3	8	31
Total handheld	39	3	32	3	7	22
Total Activision and Blizzard	1,237	95	895	91	342	38

Distribution:
Total Distribution	71	5	85	9	(14)	(16)
Total platform mix net revenues	1,308	100	980	100	328	33

Other (1)	—	—	1	—	(1)	(100)
Total consolidated GAAP net revenues	1,308	100%	981	100%	327	33

Change in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	(9)		(33)		24	(73)
PC and other	(23)		(17)		(6)	35
Sony PlayStation 3	(222)		(71)		(151)	213
Microsoft Xbox 360	(280)		(92)		(188)	204
Nintendo Wii	(60)		(43)		(17)	40
Total Console	(562)		(206)		(356)	173
Total changes in deferred net revenues	(594)		(256)		(338)	132

Other (1)	—		(1)		1	NM

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	297	42%	281	39%	16	6
PC and other	30	4	29	4	1	3
Sony PlayStation 3	82	11	60	8	22	37
Sony PlayStation 2	15	2	40	5	(25)	(63)
Microsoft Xbox 360	104	15	106	15	(2)	(2)
Nintendo Wii	76	11	91	13	(15)	(16)
Total console	277	39	297	41	(20)	(7)
Sony PlayStation Portable	5	1	6	1	(1)	(17)
Nintendo Dual Screen	34	4	26	3	8	31
Total handheld	39	5	32	4	7	22
Total Activision and Blizzard	643	90	639	88	4	1

Total Distribution	71	10	85	12	(14)	(16)
Total non-GAAP net revenues (2)	$714	100%	$724	100%	$(10)	(1)

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segments net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	March 31, 2010		March 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$703	54%	$524	53%	$179	34%
Europe	524	40	392	40	132	34
Asia Pacific	81	6	64	7	17	27
Total geographic region net revenues	1,308	100	980	100	328	33

Other (1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	1,308	100%	981	100%	327	33

Change in Deferred Net Revenues (1)
North America	(312)		(150)		(162)	108
Europe	(254)		(99)		(155)	157
Asia Pacific	(28)		(7)		(21)	300
Total changes in net revenues	(594)		(256)		(338)	132

Other (1)	—		(1)		1	NM

Non-GAAP Net Revenues by Geographic Region
North America	391	55%	374	52%	17	5
Europe	270	38	293	40	(23)	(8)
Asia Pacific	53	7	57	8	(4)	(7)
Total non-GAAP net revenues (2)	$714	100%	$724	100%	$(10)	(1)

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segments net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	March 31, 2010		March 31, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision (i)	$337	26%	$348	35%	$(11)	(3)%
Blizzard (ii)	306	23	291	30	15	5
Distribution (iii)	71	6	85	9	(14)	(16)
Operating segments total	714	55	724	74	(10)	(1)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	594	45	256	26	338	132
Other (iv)	—	—	1	—	(1)	NM
Consolidated net revenues	1,308	100%	981	100%	327	33

Segment income (loss) from operations:
Activision (i)	7		(27)		34	(126)
Blizzard (ii)	158		143		15	10
Distribution (iii)	—		3		(3)	NM
Operating segments total	165		119		46	39

Reconciliation to consolidated operating income:
Net effect from deferral of net revenues and related cost of sales	410		167		243	146
Stock-based compensation expense	(44)		(28)		(16)	57
Restructuring	(3)		(15)		12	(80)
Amortization of intangible assets and purchase price accounting related adjustments	(17)		(46)		29	(63)
Integration and transactions costs	—		(14)		14	NM
Other (iv)	—		(4)		4	NM
Consolidated operating income	$511		$179		$332	185

Operating margin from total operating segments	23%		16%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment software and peripherals.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Other represents Non-Core activities, which are legacy Vivendi Games’ divisions or business units that we have exited, divested or wound down as part of our restructuring and integration efforts as a result of the Business Combination. Prior to July 1, 2009, Non-Core activities were managed as a stand alone operating segment; however, in light of the minimal activities and insignificance of Non-Core activities, as of that date we ceased their management as a separate operating segment and consequently, we are no longer providing separate operating segment disclosure.

Activision Blizzard, Inc. and Subsidiaries Outlook

For the Quarter Ending June 30, 2010 and

Year Ending December 31, 2010

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		June 30, 2010	December 31, 2010

Net Revenues (GAAP)		$925	$4,180

Excluding the impact of:
Change in deferred net revenues	(a)	(225)	220

Non-GAAP Net Revenues		$700	$4,400

Earnings Per Diluted Share (GAAP)		$0.11	$0.49

Excluding the impact of:
Change in deferred net revenues and related cost of sales	(b)	(0.10)	0.09
Stock based compensation	(c)	0.02	0.08
Amortization of intangible assets	(d)	0.01	0.06

Non-GAAP Earnings Per Diluted Share		$0.04	$0.72

(a)     Reflects the net change in deferred net revenues.

(b)    Reflects the net change in deferred net revenues and related cost of sales.

(c)     Reflects stock based compensation costs. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)    Reflects amortization of intangible assets

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.